Exhibit 10.2

EXHIBIT A

[Form Of]

REGISTRATION RIGHTS AND TRANSFER RESTRICTION AGREEMENT

BY AND BETWEEN

LEVEL 3 COMMUNICATIONS, INC.

LEUCADIA NATIONAL CORPORATION

AND

BALDWIN ENTERPRISES, INC.

Dated as of                ,

i

[FORM OF]

REGISTRATION RIGHTS AND TRANSFER RESTRICTION AGREEMENT

This AGREEMENT (this “Agreement”), dated as of                   ,          , is entered into by and among Level 3 Communications, Inc., a Delaware corporation (the “Company”), Leucadia National Corporation, a New York corporation (“Leucadia”), and Baldwin Enterprises, Inc. (“Baldwin”), a Colorado corporation and wholly owned subsidiary of Leucadia.

RECITALS

WHEREAS, the Company, Leucadia and Baldwin are parties to an Acquisition Agreement, dated as of October 30, 2005 (the “Acquisition Agreement”); and

WHEREAS, pursuant to the Acquisition Agreement, Baldwin will receive shares of common stock, par value $0.01 per share of the Company.

NOW, THEREFORE, in consideration of the promises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
EFFECTIVENESS; DEFINITIONS

1.1                                 Effectiveness.  This Agreement shall be effective as of the “Closing” as defined in the Acquisition Agreement (hereinafter, the “Closing”).

1.2                                 Definitions.

“Acquisition Agreement” shall have the meaning set forth in the Recitals hereto.

“Advice” shall have the meaning set forth in Section 2.6.2 hereof.

“Affiliate” means, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with any Person; and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning set forth in the introductory paragraph hereof.

“Beneficially Ownership” or “Beneficially Owning” shall have the meaning ascribed to such term under Rule 13d-3 of the Exchange Act.

“Blackout Period” shall have the meaning set forth in Section 2.6.1 hereof.

“Block” means one (1) single trade at one (1) single price with one (1) or more counterparties of at least five million (5,000,000) shares of Registrable Securities.

“Board” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of the United States or the State of New York.

“Common Stock” means the common stock, par value $0.01 per share of the Company.

“Common Stock Equivalents” means, without duplication with any other Common Stock or Common Stock Equivalents, any rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock and securities convertible or exchangeable into Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of any future event.

“Company” shall have the meaning set forth in the introductory paragraph hereof.

“Company Notice” shall have the meaning set forth in Section 2.3.1 hereof.

“Delay Fee” means a daily charge per share of Registrable Securities, calculated at the rate of 6% per year (based on a 365 day year) on the aggregate Market Value, as of the first date of any period for which the Delay Fee is applied, multiplied by the number of Registrable Securities that each Investor holds on the relevant date (subject to equitable adjustment in the case of securities other than Common Stock).

“Damages” shall have the meaning set forth in Section 2.7.1 hereof.

“Effective Date” shall mean the date the Registration Statement becomes effective under the Securities Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder.

“Holder” shall mean Baldwin, Leucadia and any subsidiary of Leucadia.

“Investor” means the Holder and any transferee of the Registrable Securities thereof to whom the Holder assigns its rights under this Agreement, in whole or in part, and who agrees to become bound by the provisions of this Agreement in accordance with Section 2.8 hereof.

“Investor Affiliate” or “Investor Affiliates” shall have the meaning set forth in Section 2.7.1 hereof.

“Investor Notice” shall have the meaning set forth in Section 2.1.4 hereof.

“Market Value” means, as of any date, the average per share closing price of the Common Stock on the NASDAQ National Market over the 10-day trading period ending on the trading day immediately prior to such date.

“Maximum Offering Size” shall have the meaning set forth in Section 2.2.1 hereof.

“NASD” means the National Association of Securities Dealers, Inc.

“Notifying Investor” shall have the meaning set forth in Section 2.2.1.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“Piggyback Notice” shall have the meaning set forth in Section 2.2.1 hereof.

“Receiving Investor” shall have the meaning set forth in Section 2.2.1.

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” means the shares of Common Stock to be acquired by the Holder pursuant to the transactions contemplated by the Acquisition Agreement and any shares of capital stock or other securities issued or issuable from time to time with respect to the Common Stock as a result of a reclassification, share combination, share subdivision, stock split, share dividend, merger, consolidation or similar transaction or event or otherwise as a distribution on or in exchange for or with respect to the Common Stock until (a) a registration statement covering all such Registrable Securities has been declared effective by the SEC and such Registrable Securities have been disposed of pursuant to an effective registration statement, or (b) such Registrable Securities are sold pursuant to Rule 144 (or any similar provision then in force).

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters), (vii) fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees and out-of-pocket expenses of one counsel to the Investors in an aggregate amount not to exceed $35,000 in an underwritten offering pursuant to Section 2.2, (ix) filing fees and reasonable and customary attorneys’ fees in connection with filings with the NASD in connection with any review by the NASD of the underwriting arrangements for any underwritten offering pursuant to Section 2.2, (x) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xi) transfer agents’ and registrars’ fees and expenses and the fees and expense of any other agent or trustee appointed in connection with such offering, (xii) expenses of the Company relating to any analyst or investor presentations or any “road shows” undertaken in connection with an underwritten offering of the Registrable Securities pursuant to Section 2.2  and (xiii) any other fees and disbursements of underwriters customarily paid by issuers or sellers of securities by excluding any underwriters discounts and commissions attributable to the sale of Registrable Securities (other than fees and expenses of any “qualified independent underwriter”, including fees and expenses of counsel thereto, and fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies).

“Resale Prospectus” shall have the meaning set forth in Section 2.1.4 hereof.

“Rule 144” means Rule 144 under the Securities Act as in effect on the date hereof and such rule as from time to time amended and any successor rule or regulation under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act as in effect on the date hereof and such rule as from time to time amended and any successor rule or regulation under the Securities Act.

“Rule 145” means Rule 145 under the Securities Act as in effect on the date hereof and such rule as from time to time amended and any successor rule or regulation under the Securities Act.

“Rule 415” means Rule 415 under the Securities Act as in effect on the date hereof and such rule as from time to time amended and nay successor rule or regulation under the Securities Act.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder.

“Shelf Registration Statement” shall have the meaning provided in Section 2.1.1 hereof.

“Substitution Rights” shall have the meaning provided in the Acquisition Agreement.

“Suspension Notice” shall have the meaning set forth in Section 2.6.2 hereof.

“Suspension Period” shall have the meaning set forth in Section 2.6.2 hereof.

“Takeover Proposal” means any bona fide offer or proposal by a third party to acquire, directly or indirectly, more than 50% of assets of the Company and its Subsidiaries, taken as a whole, or more than 50% of the Common Stock then outstanding pursuant to a merger, consolidation or other business combination, sale of shares of capital stock or other equity interests, sale of assets, tender offer, exchange offer or similar transaction.

“Transferee” shall have the meaning set forth in Section 2.8 hereof.

“Transfer” shall mean to sell, contract to sell, pledge, grant any option to purchase, acquire any option to sell, hypothecate, loan, make a short sale or otherwise transfer or dispose of to any Person, other than to a subsidiary of the Investor which subsidiary agrees in writing to be bound by the terms of the Agreement.

“Transfer Date” shall have the meaning set forth in Section 2.5.2 hereof.

“Transfer Period” shall have the meaning set forth in Section 2.5.2 hereof.

“Underwriting Notice” shall have the meaning set forth in Section 2.2.1 hereof.

ARTICLE 2
REGISTRATION

2.1                                 Shelf Registration.

2.1.1                        Shelf Registration Statement.  The Company shall promptly upon the consummation of the Closing file with the SEC a shelf registration statement relating to the offer and sale by the Holder at any time and from time to time on a delayed or continuous basis in accordance with Rule 415, through such method or methods of distribution as the Holder shall select, and in accordance with this Agreement, of all the Registrable Securities (the “Shelf Registration Statement”); provided that the Shelf Registration Statement shall be filed no later than the second Business Days after the Closing or the date on which the Holder provides all information requested by the Company with respect to the Shelf Registration Statement, so long as the Company has requested such information from the Holder in a timely manner.  The Company shall use its best efforts to have the Shelf Registration Statement declared effective as expeditiously as possible, but no later than thirty (30) days from the date of filing.  The Company shall use its reasonable best efforts to keep the Shelf Registration Statement effective under the Securities Act until the second anniversary of the Closing (or for such longer period if extended pursuant to Section 2.6.3 hereof).  In the event the Shelf Registration Statement cannot be kept effective for such period, the Company shall, subject to Section 2.6 hereof, use its reasonable best efforts to prepare and file with the SEC and have declared effective as promptly as practicable another registration statement on the same terms and conditions as the initial Shelf Registration Statement and such registration statement shall be considered the Shelf Registration Statement for purposes hereof.  The Company shall supplement and amend the Shelf Registration Statement to reflect changes in the manner of distribution reasonably requested by the Investors.

2.1.2                        Adjustment.  If at any time the outstanding shares of Registrable Securities as a class shall have been increased, decreased, changed into or exchanged for a different number or class of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, combination or exchange of shares or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the number of shares of such stock for all purposes under this Agreement.

2.1.3                        Expenses.  The Company shall be liable for and pay all Registration Expenses in connection with any registration pursuant Section 2.1.1 hereof.

2.1.4                        Notice of Intended Use of Prospectus.  If, at any time after the Closing, any Investor intends to use or deliver the prospectus forming a part of the Shelf Registration Statement (or any prospectus supplement or amendment thereto) in connection with any offer or sale of Registrable Securities covered thereby (“Resale Prospectus”), such Investor shall first give written notice thereof to the Company at least two (2) Business Days prior to the first date such prospectus or prospectus supplement will be used or delivered by such Investor in connection with such offer or sale (the “Investor Notice”).  Notwithstanding anything to the contrary contained in this

Agreement, in the event that an Investor provides the Company with the Investor Notice that specifies that the Investor intends to use or deliver the Resale Prospectus on a continuous basis for a period of time specified in such Investor Notice, then the Investor Notice shall be deemed to have been provided each day during the continuous period of time specified in the Investor Notice.

2.1.5                        Eligibility on Form S-3.  The Company represents and warrants that it meets the requirements for the use of Form S-3 for registration of the sale by the Investors of the Registrable Securities and covenants that on and after the filing of the Registration Statement pursuant to Section 2.1.1 hereof it will meet the requirements for the use of Form S-3, and the Company has filed all reports required to be filed by the Company with the SEC in a timely manner and covenants that it will continue to do so to obtain and maintain such eligibility for the use of Form S-3.  In the event that Form S-3 is not available for sale by the Investors of the Registrable Securities, then (i) the Company shall register the sale of the Registrable Securities on another appropriate form as soon as practicable and (ii) the Company shall undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

2.1.6        Most Favored Nation Clause.  Notwithstanding anything to the contrary in this Agreement until the earlier to occur of (A) the second anniversary of the date hereof and (B) the date on which no Investor holds Registrable Securities, the Company hereby covenants that the terms and conditions applicable to the length and frequency of Blackout Periods shall be at least as favorable as those offered by the Company to any other Person, and this Agreement shall be automatically amended, without any affirmative action taken by the parties hereto, as may be necessary to effect such covenant.

2.2                                 Certain Underwritten Offerings Pursuant to the Shelf Registration.

2.2.1                        Underwriting Notice.  In the event that any Investor holding thirty percent (30%) or more of the Registrable Securities then outstanding (and with respect to the Holder, as otherwise permitted by the last sentence of this Section 2.2.1) shall seek to undertake an underwritten offering of any Registrable Securities (including, without limitation, in connection with any security issued by the Holder that is convertible into or exchangeable for any Registrable Security) pursuant to the Shelf Registration Statement, such Investors shall first give written notice thereof to the Company (the “Underwriting Notice” and each such party giving notice, a “Notifying Investor”) to the other Investors (the “Receiving Investors”) at least ten (10) Business Days prior to the anticipated initiation of such underwritten offering, specifying the number of Registrable Securities sought to be offered.  The Company shall advise the Notifying Investor and the Receiving Investors and each Receiving Investor shall advise the Notifying Investor and the Company in writing within five (5) Business Days after receipt of such Underwriting Notice (or if the Notifying Investors intend to execute the underwriting agreement with respect to such underwritten offering prior to such date, the Notifying Investors shall so notify the Company and the Receiving Investors in the Underwriting Notice, and each Receiving Investor shall advise the Notifying Investor and the Company in writing on or before the date on which the underwriting agreement is executed but no less than five (5) Business Days after receipt of such Underwriting Notice), specifying the number, if any, of shares of Registrable Securities that such Receiving Investors, as applicable, seek to include in such underwritten offering (each a “Piggyback Notice”), and subject to the next sentence, such shares of Registrable Securities shall be included in such underwritten offering.  If the managing underwriter of the underwritten offering pursuant to which Registrable Securities are included pursuant to this Section 2.2 shall advise the Company and the Investors in writing that, in its view, the number of securities requested to be included in such underwritten offering exceeds the largest number of securities which can be sold in such offering without adversely affecting the offering, including with respect to the price at which such shares can be sold (the “Maximum Offering Size”), the Company and the Investors will include in such underwritten offering, to the extent of the number which the Investors are so advised can be sold in such offering, a pro rata amount, based upon the number of Registrable Securities sought to be offered by each Investor as set forth in the Underwriting Notice and the Piggyback Notice.  Notwithstanding anything contained herein to the contrary, and whether or not the Holder owns 30% (thirty percent) or more of the Registrable Securities outstanding at such time, the Holder shall be entitled to be the sole Notifying Investor for at least one of three underwritten offerings permitted herein, so long as the Underwriting Notice given by the Holder covers not less than the minimum amount specified in Section 2.2.4(C) hereof.

2.2.2        Expenses.  The Company shall be liable for and pay all Registration Expenses in connection with any underwritten offering pursuant to Section 2.2.1 hereof; provided, however, that in any underwritten offering pursuant to this Section 2.2 the Investors shall pay any underwriting commissions and discounts incurred pursuant to and in connection with any underwritten offering by the Investors and the other fees and expenses in excess of the thresholds set forth in the definition of “Registration Expenses.”

2.2.3                        No Piggyback Rights.  For the avoidance of doubt, only an Investor is permitted to provide a Piggyback Notice and seek to include shares of Common Stock or Registrable Securities of the Company in an underwritten offering made pursuant to this Section 2.2.

2.2.4                        Procedures.  Subject to Section 2.6 hereof, the Company shall (i) make reasonably available for inspection by the Investors, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Investors or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company, (ii) cause the Company’s officers, directors, employees, and use its reasonable best efforts to cause the Company’s accountants and auditors, to supply all relevant information reasonably requested by the Investors or any such underwriter, attorney, accountant or agent in connection with the underwritten offering, (iii) as may be reasonably requested, cause the Company’s officers and employees to participate in investor presentations to prospective investors and analysts, including via “road shows,”

and (iv) generally accommodate any participating underwriter’s reasonable requests relating to its due diligence efforts; provided, however, that the Investors shall only be entitled to effect up to a total of three (3) underwritten offerings of Registrable Securities pursuant to the Shelf Registration Statement; provided, further, however, that no such offering pursuant to Section 2.2.1 hereof shall be made by the Holder:

(A)                              on more than one occasion during any period of sixty (60) consecutive days after any other such offering of Registrable Securities in accordance with this Section 2.2 was consummated;

(B)                                within sixty (60) days of the consummation of an offering of Registrable Securities in which the Investors were offered the opportunity to participate pursuant to Section 2.3 hereof, provided that all the Registrable Securities requested by the Investors to be so registered were registered for sale in such offering; and

(C)                                unless the Investors will offer for sale at least thirty million (30,000,000) shares of Common Stock or the equivalent number of shares of Registrable Securities or, with respect to the third underwritten offering,  at least forty million (40,000,000) shares of Common Stock or the equivalent number of shares of Registrable Securities.(1)

2.2.5                        Effective Registration Statement.  For purposes of determining an Investor’s right to sell Registrable Securities pursuant to the Shelf Registration Statement in an underwritten offering referred to in Section 2.2.1 hereof, an offering of such nature shall not be deemed to have been effected unless (A) a registration statement with respect thereto has become effective and remained in effect for the relevant period set forth in Section 2.4.1(b) hereof (provided, however, that a registration which does not become effective solely by reason of the refusal of all of the Investors to proceed with the offering or the refusal by the Company to proceed based upon the written opinion of outside counsel to the lead underwriter delivered to and reasonably acceptable to the Company to the effect that proceeding is inappropriate as a legal matter for a reason relating to circumstances of all of the Investors shall be deemed to have been effected), (B) after it has become effective, such registration has not become subject to any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason, other than solely by reason of some act or omission by the Investors with respect thereto, or such stop order, injunction or other order has been lifted so as to permit such offering and sale of Registrable Securities, and (C) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are satisfied or any failure to satisfy such conditions was solely by reason of some act or omission by the Investors.

2.2.6                        Underwriting Agreements.  If requested by the underwriters for any underwritten offering by the Investors to be conducted pursuant to Section 2.2.1

(1)                                  To the extent the Company exercises its Substitution Rights, these thresholds will be reduced proportionately.

hereof, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be in customary form for offerings of this type and acceptable to the Investors (it being agreed that the Company’s prior underwriting agreements to the extent applicable for offerings of this type will be considered in determining what is customary), whose acceptance shall not be unreasonably withheld, to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, representations and indemnities by the Company and other customary indemnifications.  The Investors will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestions of the Company regarding the form thereof.

2.2.7                        Holdback Agreement.  Unless the managing underwriter otherwise agrees, each of the Company and the Investors agree (and the Company agrees, in connection with any underwritten registration, to use its commercially reasonable efforts to cause its Affiliates to agree) not to effect any public sale or private offer or distribution of any Common Stock or Common Stock Equivalents during such time period after the pricing of any underwritten offering pursuant to this Section 2.2 as may reasonably be requested by the managing underwriter (such period of time not to exceed ninety (90) days); provided, however, that the foregoing restriction shall not apply to (i) if applicable, any offering made as part of such underwritten registration, (ii) up to $100 million of 3(a)(9) offerings and (iii) other exceptions customary for offerings of this type (it being agreed that the Company’s prior underwriting agreements to the extent applicable for offerings of this type will be considered in determining what is customary).

2.2.8                        Selection of Underwriters.  In an underwritten offering of Registrable Securities effected pursuant to this Section 2.2, the Notifying Investors shall select the investment banking firm or firms to manage the underwritten offering; provided, however, that such selection shall be subject to the consent of the Company; provided, further, that the Company agrees that any selection of Jefferies & Company, Inc. shall be acceptable.

2.2.9                        Participation in Underwritten Offerings.  Neither an Investor nor any other Person may participate in any underwritten offering in which Registrable Securities are to be offered pursuant to this Section 2.2 unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the Company and the Investors to be included in such underwritten offering and (ii) completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) reasonably required under the terms of such underwriting arrangements.

2.3                                 Piggyback Underwritten Offerings.

2.3.1                        Right to Piggyback.  In the event that the Company shall seek to undertake an underwritten public offering of registered shares of Common Stock for cash (whether for the account of the Company or the account of any securityholder of the

Company), except in the case of an offering registered on Form S-4 or S-8 (or any successor form) for the registration of securities to be offered in a transaction of the type referred to in Rule 145 or to be offered to employees of and/or consultants to the Company or subsidiaries thereof, the Company shall first give written notice thereof (the “Company Notice”) to each Investor, which Company Notice shall be given not less than ten (10) Business Days prior to the anticipated initiation of such underwritten offering and shall offer the Investors the opportunity to include any or all of its Registrable Securities in such underwritten offering, subject to the limitations contained in Section 2.3.3 hereof, unless the managing underwriter for such underwritten public offering has advised the Company that the shares to be offered by the Company in such offering constitute the Maximum Offering Size, in which case, the Company shall give the Investors written notice to this effect prior to the initiation of such offering in lieu of the Company Notice and each Investor shall not have the right to include its Registrable Securities in such offering.

2.3.2                        Notice of Participation in Piggyback Offerings.  Each Investor shall advise the Company in writing within five (5) Business Days after the date of receipt of the Company Notice, specifying the number of Registrable Securities, if any, the Investor seeks to include in such underwritten offering.  The Company shall thereupon include in such underwritten offering the number of Registrable Securities so requested by such Investor to be included, subject to Section 2.3.3 hereof, and shall use reasonable best efforts to effect registration of such Registrable Securities under the Securities Act; provided, however, that the Company may at any time withdraw or cease proceeding with any such underwritten offering of such Investor’s Registrable Securities if it shall at the same time withdraw or cease proceeding with the underwritten offering of all other shares of Common Stock originally proposed to be registered.

2.3.3                        Priority on Piggyback Offerings.  If the managing underwriter of the underwritten offering pursuant to which Registrable Securities are included pursuant to this Section 2.3 shall advise the Company and the Investors in writing that, in its view, the number of securities requested to be included in such underwritten offering (including securities to be sold by the Company or by other Persons not holding Registrable Securities) exceeds the Maximum Offering Size, the Company will include in such underwritten offering, to the extent of the number which the Company is so advised can be sold in such underwritten offering, (i) first, securities of the Company that the Company proposes to sell, (ii) second, Registrable Securities held by the Investors, and (iii) third, securities of the Company held by other Persons having registration rights proposed to be included in such registration statement, allocated, if necessary, on a pro rata basis in accordance with the number of shares proposed to be included in such registration by such Investors and/or such other Persons, as applicable.

2.3.4                        Expenses.  The Company shall be liable for and pay all of Registration Expenses in connection with any underwritten offering in which the Investors have the opportunity to participate pursuant to this Section 2.3; provided, however, that in any underwritten offering pursuant to this Section 2.3 the Investors shall pay any underwriting commissions and discounts incurred pursuant to and in connection with any underwritten offering by such Investor and the other fees and expenses in excess of the thresholds set forth in the definition of “Registration Expenses.”

2.3.5                        Limitation on Subsequent Registration Rights.  The Company acknowledges and agrees that the Company will not grant to any other Person or allow the exercise by any other Person rights to piggyback or participate in registered underwritten offerings of shares of Common Stock for cash in priority to the rights granted to the Investors in this Section 2.3 or that would impair the rights of the Investors under this Agreement (including with respect to the timing of any underwritten offering initiated by the Investors pursuant hereto).

2.4                                 Registration Procedures.

2.4.1                        Actions to be taken by the Company.  If and when the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided herein, the Company shall, as expeditiously as possible, but subject to the provisions of Section 2.6 hereof:

(a)                                  prepare and file with the SEC a registration statement on any appropriate form under the Securities Act with respect to such Registrable Securities and thereafter use its reasonable best efforts to cause such registration statement to become effective as promptly as practicable under the circumstances and to remain effective for the period set forth in subparagraph (b) below;

(b)                                 prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of distribution thereof or, in the case of the Shelf Registration Statement, the expiration of the period set forth in Section 2.1 hereof;

(c)                                  furnish to each seller of Registrable Securities and the underwriters of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), any documents incorporated by reference therein and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller or the sale of such securities by such underwriters (it being understood that, subject to Section 2.6 hereof and the requirements of the Securities Act and applicable state securities laws, the Company consents to the use of the prospectus and any amendment or supplement thereto by each seller and the underwriters in connection with the offering and sale of the Registrable Securities covered by the registration statement of which such prospectus, amendment or supplement is a part);

(d)                                 use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the managing underwriter reasonably requests (or, in the event the registration statement does not relate to an underwritten offering, as the holders of a majority of such Registrable Securities may reasonably request); use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective and take any other action which may be reasonably necessary or advisable to enable the Investor and such underwriter to consummate the disposition in such jurisdictions of the securities owned by the Investor; and do any and all other acts and things which may be reasonably necessary or advisable to enable the Investor to consummate the disposition of the Registrable Securities owned by the Investor in such jurisdictions (provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction);

(e)                                  promptly notify each seller and each underwriter and (if requested by any such Person) confirm such notice in writing (i) when the registration statement, a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or “blue sky” laws or the initiation of any proceedings for that purpose and (iii) of the happening of any event which makes any statement made in a registration statement or related prospectus untrue or which requires the making of any changes in such registration statement, prospectus or documents so that in either event they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(f)                                    if requested by the managing underwriter or any seller promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or any seller reasonably requests to be included therein, including, without limitation, with respect to the Registrable Securities being sold by such seller, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(g)                                 as promptly as practicable after filing with the SEC of any document which is incorporated by reference into a registration statement (in the form in which it was incorporated), make a copy of each such document available to each seller or, at such seller’s request, deliver a copy of each such document to such seller;

(h)                                 cooperate with the sellers and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such sellers may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

(i)                                     furnish to each seller and underwriter a signed counterpart of (A) an opinion or opinions of counsel to the Company, and (B) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the sellers or managing underwriter reasonably requests;

(j)                                     cause the Registrable Securities included in any registration statement to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed;

(k)                                  provide a transfer agent and registrar for all Registrable Securities registered hereunder and provide a CUSIP number for the Registrable Securities included in any registration statement not later than the effective date of such registration statement;

(l)                                     cooperate with each seller and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

(m)                               during the period, if any, when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

(n)                                 notify each of the sellers promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

(o)                                 prepare and file with the SEC promptly any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Company or the managing underwriter, is required in connection with the distribution of the Registrable Securities;

(p)                                 enter into such agreements (including underwriting agreements in the managing underwriter’s customary form) as are customary in connection with an underwritten registration; and

(q)                                 advise each seller, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

2.4.2                        Information to be Provided by the Investors.  The Investors shall furnish the Company such information regarding such Investor and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required in connection with the Company’s performance of its obligations hereunder.

2.5                                 Standstill Agreement; Restrictions on Transfer.

2.5.1                        Standstill.  Notwithstanding anything to the contrary contained in this Agreement, neither the Holder nor any of its Affiliates shall (i) until June 22, 2006, increase its Beneficial Ownership of the Common Stock and (ii) thereafter until the third anniversary of the date hereof, increase its Beneficial Ownership above 15% (fifteen percent) of the Company’s total outstanding Common Stock without the prior written consent of the Board, provided, however, that the foregoing limitation set forth in clause (ii) shall terminate and be of no further force and effect from and after the time, if ever, that, the Holder’s and any of its Affiliates Beneficial Ownership of the Common Stock falls below 5% (five percent) of the Company’s total outstanding Common Stock.

2.5.2                        Prohibitions during Transfer Period.  Prior to the Effective Date, neither the Holder nor its Affiliates shall Transfer any shares of Common Stock.  Other than as set forth below, until the first to occur of (A) 150 days following the Effective Date and (B) June 22, 2006 (the “Transfer Period”), the Holder and its Affiliates shall not Transfer in the aggregate on any given day (a “Transfer Date”) such number of shares of Common Stock that exceeds (i) the product of (x) three million (3,000,000) shares of Common Stock and (y) the number of trading days in the period from and including the Closing Date to and including the Transfer Date less (ii) the aggregate number of shares of Common Stock Transferred by the Holder and its Affiliates in accordance with this Section 2.5.2 during the period from and including the Closing Date to, but excluding, the Transfer Date; provided, however, that in no event shall the Holder and its Affiliates be permitted to Transfer, whether directly or indirectly, more than six million (6,000,000) shares of Common Stock on such Transfer Date, and provided, further, that in determining the maximum number of shares of Common Stock that may be sold in any one day as provided above, any Transfers permitted by the succeeding sentence shall not be included in such calculation.  Notwithstanding anything herein to the contrary, the transfer restriction set forth in this Section 2.5.2 shall not apply to:  (1) any Transfer of shares of Common Stock by the Holder or its Affiliate to any of the Persons listed on Annex A hereto; (2) any Transfer of shares of Common Stock after a Takeover Proposal has been made, provided that such Takeover Proposal is approved by (A) a majority of the members of the Board or (B) the holders of more than majority of the shares of Common Stock issued and outstanding as of the date such Takeover Proposal is made; (3) underwritten offerings permitted by Section 2.2 or Section 2.3 hereof; (4) sales negotiated between the Holder and a buyer in which such buyer represents to the Holder that either (A) the buyer’s acquisition of Common Stock will not result in the buyer Beneficially Owning (based upon the number of shares of Common Stock reported as being outstanding in the Company’s most recently filed report with the SEC) 5% or more of Common Stock outstanding after giving effect to the consummation of such sale or (B) such buyer already Beneficially Owns 5% or more of the Common Stock and, upon consummation of the proposed sale, will continue to Beneficially Own more than 5% of the Common Stock (in each case based upon the number of shares of Common Stock reported as being outstanding in the Company’s most recently filed report with the SEC); (5) any Block transaction; and (6) any dividend or other pro rata distribution of the Common Stock made to record shareholders of Leucadia.

The Holder (and any subsequent transferee who agrees to be bound by the terms of this Section 2.5.2) agrees that within 15 Business Days after the consummation of any Transfer referred to in (1) or (4) above, the Holder (or any subsequent transferee who agrees to be bound by this Section 2.5.2) shall deliver documentation to the Company that identifies the buyer, the number of shares of Common Stock transferred and the date of such Transfer.

2.6                                 Blackout Periods; Suspension of Dispositions.

2.6.1                        Blackout Periods.  Notwithstanding anything to the contrary contained herein (other than as set forth in Section 2.1 hereof), for a period not to exceed twenty (20) consecutive calendar days and not to exceed sixty (60) calendar days in any twelve-month period (each a “Black Out Period”), provided that there must be an interim period of at least sixty (60) consecutive days between the end of one Black Out Period and the beginning of another Black Out Period, the Company will not be required to file any registration statement pursuant to this Agreement, file any amendment thereto, furnish any supplement to a prospectus included in a registration statement pursuant to Section 2.4.1(e)(iii) hereof, make any other filing with the SEC required pursuant to this Agreement, cause any registration statement or other filing with the SEC to become effective, or take any similar action, and any and all sales of Registrable Securities by the

Investors pursuant to an effective registration statement shall be suspended:  (i) if an event has occurred and is continuing as a result of which any such registration statement or prospectus would, in the Company’s reasonable judgment based on advice of outside counsel to the Company, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) if the Company notifies the Investors that such actions would, in the good faith judgment of outside counsel to the Company, require the disclosure of material non-public information which the Company has a bona fide business purpose for preserving as confidential and which the Company would not otherwise be required to disclose or (iii) if the Company notifies the Investors that, in the Company’s good faith judgment (after consultation with the Company’s proposed managing underwriter, initial purchaser or outside financial advisor), it is necessary to suspend sales of Registrable Securities by the Investors, to facilitate a pending or proposed public or Rule 144A offering by the Company or Common Stock or Common Stock Equivalents, provided, however, that the Company (X) shall not be able to exercise any rights under this clause (iii) during the first three (3) months following the date hereof, and (Y) shall only be able to use its blocking rights under this clause (iii) for a period not to exceed 15 consecutive days and not more than two times in any twelve month period.  Upon the termination of the condition described in clauses (i), (ii)  or (iii) of above, the Company shall promptly give written notice to the Investors and shall promptly file any registration statement or amendment thereto required to be filed by it pursuant to this Agreement, furnish any prospectus supplement or amendment required to be furnished pursuant to Section 2.4.1(e)(iii) hereof, make any other filing with the SEC required of it or terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated by this Agreement.  If the Company does not take the foregoing action as required to permit the Investors to sell the Registrable Securities upon the end of the permitted relevant Black Out Period, the Company shall pay to the Investors the Delay Fee for the number of days that the Investors are unable to sell Registrable Securities.

2.6.2                        Suspension of Dispositions.  Each Investor agrees by acquisition of any Registrable Securities that, upon receipt of any notice (a “Suspension Notice”) from the Company of the happening of any event of the kind described in Section 2.4.1(e)(iii) hereof such Investor will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities (the “Suspension Period”) until such Investor’s receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the “Advice”) by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Investor will deliver to the Company all copies, other than permanent file copies then in such Investor’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.  The Company shall use its reasonable best efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

2.6.3                        Extensions.  For the purposes of Sections 2.1.1, 2.1.6, 2.3.1 and 4.1 hereof, the occurrence of any Blackout Period or Suspension Period pursuant to this

Section 2.6 shall cause the second anniversary of the date hereof to be deemed extended by the number of days equivalent to the duration of any periods during which the Holder may not sell Registrable Securities pursuant to a registration statement required hereunder.

2.7                                 Indemnification.

2.7.1                        Indemnification by the Company.  The Company agrees to indemnify and reimburse, to the fullest extent permitted by law, each underwriter of Registrable Securities, each Investor and each of such Investor’s directors, officers, employees and agents and each other Person who controls the Investor Holder (within the meaning of the Securities Act or the Exchange Act) (each an “Investor Affiliate” and collectively, the “Investor Affiliates”) (i) against any and all losses, claims, damages, liabilities, and expenses, joint or several (including, without limitation, reasonable attorneys’ fees and disbursements except as limited by Section 2.7.3 hereof) (“Damages”) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus, or preliminary prospectus relating to the Registrable Securities any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, (ii) against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission and (iii) against any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, or such violation of the Securities Act or Exchange Act, to the extent that any such expense or cost is not paid under subparagraph (i) or (ii) above; provided, however, that the Company shall not be liable in any such case to the extent that such statements are made in reliance upon and in strict conformity with information furnished in writing to the Company by an Investor or any Investor Affiliate for use therein or arise from an Investor’s or any Investor Affiliate’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished an Investor or any Investor Affiliate with a sufficient number of copies of the same.  The reimbursements required by this Section 2.7.1 will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

2.7.2                        Indemnification by the Investor.  In connection with any registration statement in which an Investor is participating, each such Investor will, to the fullest extent permitted by law will indemnify the Company and its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) against any and all Damages resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, or any preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished in writing by such Investor or any Investor Affiliate specifically for inclusion in the registration statement; provided, however, that the obligation to indemnify will be several, not joint and several, among such Investors of Registrable Securities, and the liability of each such Investor of Registrable Securities will be in proportion to, and provided, further, that such liability will be limited to, the net amount received by such seller from the sale of Registrable Securities pursuant to such registration statement; provided, that such Investor shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such Investor has furnished in writing to the Company information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company.

2.7.3                        Notice of Claims, etc.  Any Person entitled to indemnification hereunder will (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person except to the extent that the indemnifying party is actually prejudiced by such failure to give notice) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with a single counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (X) the indemnifying party has agreed to pay such fees or expenses, or (Y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person.  In the event the indemnified party reasonably believes such a conflict of interest exists, the indemnifying party shall indemnify the indemnified party for all reasonable costs and expenses of one separate counsel for the indemnified party in accordance with Sections 2.7.1 or 2.7.2 hereof) above, as applicable.  If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld).  If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (1) such settlement or compromise contains a full and unconditional release of the indemnified party and the settlement or compromise does not require any admission of wrongdoing on the part of the indemnified party or (2) the indemnified party otherwise consents in writing.  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

2.7.4                        Contribution.  Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 2.7.1 or 2.7.2 hereof are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that in no event shall the obligation of any indemnifying party to contribute under this Section 2.7.4 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Sections 2.7.1 or 2.7.2 hereof had been available under the circumstances.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7.4 were determined by pro rata allocation (even if the Investors or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.7.4.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 2.7.3 hereof, defending any such action or claim.  Notwithstanding the provisions of this Section 2.7.4, the Investors shall not be required to contribute an amount greater than the dollar amount by which the net proceeds received by the Investors with respect to the sale of any Registrable Securities exceeds the amount of damages which such Investor has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Securities.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Investors’ obligations in this Section 2.7.4 to contribute shall be several in proportion to the amount of Registrable Securities registered by them and not joint.

If indemnification is available under this Section 2.7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 2.7.1 and 2.7.2 hereof without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.7.4 subject, in the case of the Investors, to the limited dollar amounts set forth in Section 2.7.2 hereof.

2.7.5                        Effectiveness of Indemnification.  The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of securities.

2.8                                 Assignment of Registration Rights.  The rights to have the Company register Registrable Securities pursuant to this Agreement shall be assignable by the Holder and any subsequent Investor, in whole or in part, including the Holder’s rights pursuant to Section 2.2 hereof to an Investor (a “Transferee”), provided that: (i) the Holder agrees in writing with the Transferee to transfer or assign such rights, and a copy of such agreement is promptly furnished to the Company after such transfer or assignment; (ii) the Company is, promptly after such transfer or assignment, furnished with written notice of (a) the name and address of such Transferee, and (b) the securities with respect to which such registration rights are being transferred or assigned and the amount being transferred or assigned; (iii) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the Transferee agrees in writing with the Company to be bound by all of the provisions contained herein (including with respect to Section 2.5.2); (iv) such Transferee shall be an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act; (v) in the event the assignment occurs subsequent to the date of effectiveness of the Registration Statement required to be filed pursuant to Section 2.1 hereof, the Transferee agrees to pay all reasonable expenses of amending or supplementing such Registration Statement to reflect such assignment; provided, however, that any assignment by the Holder of its rights hereunder to any of its subsidiaries shall not be subject to this clause v; and (vi) after giving effect to the Transfer, the Transferee will beneficially own not less than 30% of the Common Stock issued under the Acquisition Agreement (or such comparable amount of Registrable Securities).

ARTICLE 3
RULE 144

3.1                                 Current Public Information.  With a view to making available to the Investors the benefits of certain rules and regulations of the SEC that may at any time permit the sale of securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(i)                                     make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date hereof;

(ii)                                  file with the SEC in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act; and

(iii)                               furnish to any Investor, so long as such Investor owns any Registrable Securities, upon request by such Investor, (a) a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, (b) a copy of the most recent annual or quarterly report of the Company and (c) such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Investors may reasonably request in availing itself of any rule or regulation of the SEC allowing the Investors to sell any such securities without registration.

ARTICLE 4
MISCELLANEOUS

4.1                                 Notices.  All notices, requests and other communications that are required or may be given under this Agreement shall, unless otherwise provided for elsewhere in this Agreement, be in writing and shall be deemed to have been duly given if and when delivered by commercial courier or other hand delivery, as follows:

For the Company: Level 3 Communications, Inc. 1025 Eldorado Blvd. Building 2000 Broomfield, CO 80021 Attention: General Counsel	For the Holder: Leucadia National Corporation 315 Park Avenue South New York, NY 10010 Attention: Joseph S. Steinberg, President

with a copy (which shall not constitute notice) to:	with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 Attention: David K. Boston, Esq.	Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 Attention: Andrea A. Bernstein, Esq.

Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if personally delivered and five (5) calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

4.2                                 Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

4.3                                 Submission to Jurisdiction.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY AND THE HOLDER EACH HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF.  EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO THE COMPANY OR THE HOLDER, AS THE CASE MAY BE, BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN SECTION 4.1.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

4.4                                 Successors and Assigns.  Except as otherwise expressly provided herein, this Agreement shall be binding upon and benefit the Company, the Holder, and their respective successors and permitted assigns.

4.5                                 Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which when taken together shall constitute one and the same original document.

4.6                                 Severability.  In the event any provision in this Agreement shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby.

4.7                                 Entire Agreement.  This Agreement and any exhibits and other documents referred to herein constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and thereof and supersede all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto, or between any of them, with respect to the subject matter hereof and thereof.

4.8                                 No Waivers; Amendments.  No failure or delay on the part of the Company or any Investor in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Investor at law or in equity or otherwise.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Investors.

4.9                                 Specific Enforcement; Cumulative Remedies.  The parties hereto acknowledge that money damages may not be an adequate remedy for violations of this Agreement and that any party, in addition to any other rights and remedies which the parties may have hereunder or at law or in equity, may, in his or its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.  All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such rights, powers or remedies by such party.

4.10                           Time of the Essence.  Time shall be of the essence in this Agreement.

4.11                           Construction.  In construing this Agreement, the following principles shall be followed: (i) no consideration shall be given to the captions of the articles, sections, subsections or clauses, which are inserted for convenience in locating the provisions of this Agreement and not as an aid in construction; (ii) no consideration shall be given to the fact or presumption that any of the parties had a greater or lesser hand in drafting this Agreement; (iii) examples shall not be construed to limit, expressly or by implication, the matter they illustrate; (iv) the word “includes” and its syntactic variants mean “includes, but is not limited to” and corresponding syntactic variant expressions; (v) the plural shall be deemed to include the singular, and vice versa; (vi) each gender shall be deemed to include the other genders; and (vii) any exhibit, appendix, attachment and schedule to this Agreement is a part of this Agreement.

4.12                           Information.  The parties acknowledge and agree that in the course of discussions relating to this Agreement and the transaction contemplated hereby, neither the Company nor the Holder believes that the Company has conveyed to the Holder any material non-public information in respect of the Company and/or its business, operations, pending transactions, financial condition, results of operations, or prospects.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

LEVEL 3 COMMUNICATIONS, INC.,
a Delaware corporation

By:
Name:
Title:

LEUCADIA NATIONAL CORPORATION,
a New York corporation

By:
Name:
Title:

BALDWIN ENTERPRISES, INC.,
a Colorado corporation

By:
Name:
Title:

Signature Page
to
Registration Rights and Transfer Restriction Agreement